REPORT OF INDEPENDENT REGISTERED PUBLIC
              ACCOUNTING FIRM



To the Board of Trustees of Cheswold Lane
Funds
and the Shareholders of Cheswold Lane
International High Dividend Fund

In  planning and performing our  audit  of
the  financial statements of the  Cheswold
Lane International High Dividend Fund (the
Fund),  a series of beneficial  interest
in Cheswold Lane Funds, as of December 31,
2009  and  for  the year  then  ended,  in
accordance  with  the  standards  of   the
Public Company Accounting Oversight  Board
(United  States),  we considered  internal
control    over    financial    reporting,
including   controls   over   safeguarding
securities,  as a basis for designing  our
auditing  procedures for  the  purpose  of
expressing  our opinion on  the  financial
statements   and   to  comply   with   the
requirements of Form N-SAR,  but  not  for
the  purpose of expressing an  opinion  on
the  effectiveness of the Funds  internal
control    over    financial    reporting.
Accordingly, we express no such opinion.

The  management of the Fund is responsible
for establishing and maintaining effective
internal control over financial reporting.
In    fulfilling    this   responsibility,
estimates and judgments by management  are
required  to assess the expected  benefits
and  related costs of controls.  A  funds
internal  control over financial reporting
is   a   process   designed   to   provide
reasonable    assurance   regarding    the
reliability of financial reporting and the
preparation  of  financial statements  for
external   purposes  in  accordance   with
generally  accepted accounting  principles
(GAAP).  The Funds internal control  over
financial    reporting   includes    those
policies  and procedures that (1)  pertain
to  the  maintenance of records  that,  in
reasonable  detail, accurately and  fairly
reflect  the transactions and dispositions
of  the  assets of the Fund  (2)  provide
reasonable assurance that transactions are
recorded    as   necessary    to    permit
preparation of the financial statements in
accordance  with GAAP, and  that  receipts
and  expenditures of the  Fund  are  being
made     only    in    accordance     with
authorizations of management and  trustees
of  the  Fund and (3) provide  reasonable
assurance  regarding prevention or  timely
detection of unauthorized acquisition, use
or  disposition of the Funds assets  that
could  have  a  material  effect  on   the
financial statements.

Because  of inherent limitations, internal
control  over financial reporting may  not
prevent  or  detect misstatements.   Also,
projections    of   any   evaluation    of
effectiveness   to  future   periods   are
subject  to  the  risk that  controls  may
become  inadequate because of  changes  in
conditions   or   that   the   degree   of
compliance with the policies or procedures may deteriorate.

A  deficiency  in  internal  control  over
financial reporting exists when the design
or  operation of a control does not  allow
management  or  employees, in  the  normal
course   of   performing  their   assigned
functions,    to   prevent    or    detect
misstatements  on  a  timely   basis.    A
material weakness is a deficiency, or combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the Funds annual or interim financial statements will not be prevented or detected on a timely basis.

Our  consideration of the Funds  internal
control  over financial reporting was  for
the limited purpose described in the first
paragraph   and   would  not   necessarily
disclose   all  deficiencies  in  internal
control  that might be material weaknesses
under  standards established by the Public
Company Accounting Oversight Board (United
States).     However,    we    noted    no
deficiencies   in   the  Funds   internal
control  over financial reporting and  its
operations,    including   controls    for
safeguarding securities that we consider to be material weaknesses, as defined above, as of December 31, 2009.

This  report  is intended solely  for  the
information  and use of the  shareholders,
management,  the  Board  of  Trustees   of
Cheswold  Lane  Funds, and the  Securities
and   Exchange  Commission  and   is   not
intended to be and should not be used by anyone other than these specified parties.


BBD, LLP


Philadelphia, Pennsylvania
February 24, 2010